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                                                                    EXHIBIT 2.1


                         AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of March 31, 1997, by and between BANK CORPORATION OF GEORGIA ("BCG"), a corporation organized and existing under the laws of the State of Georgia, with its principal office located in Macon, Georgia, and CENTURY SOUTH BANKS, INC. ("CSBI"), a corporation organized and existing under the laws of the State of Georgia, with its principal office located in Gainesville, Georgia.

                                   PREAMBLE

     The Boards of Directors of BCG and CSBI are of the opinion that the transaction described herein is in the best interest of the parties and their respective shareholders. This Agreement provides for the acquisition of BCG by CSBI pursuant to the merger of BCG with and into CSBI under the Articles of Incorporation and Bylaws of CSBI At the effective time of such merger, the outstanding shares of the capital stock of BCG shall be converted into the right to receive shares of the common stock of CSBI (except as provided herein). As a result, shareholders of BCG shall become shareholders of CSBI. The transaction described in this Agreement is subject to the approvals of the shareholders of BCG, the Board of Governors of the Federal Reserve System and the Department of Banking and Finance of the State of Georgia and the satisfaction of certain other conditions described in this Agreement. It is the intention of the parties to this Agreement that the Merger (i) for federal income tax purposes shall qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code, and (ii) for accounting purposes shall qualify for treatment as a "pooling of interests".

     Immediately following the Closing of the merger, First South Bank, National Association and Ameribank, National Association, both wholly-owned national bank subsidiaries of BCG (collectively, "BCG Banks") will remain in existence under their respective Articles of Association and Bylaws as wholly-owned subsidiaries of CSBI.

     Certain terms used in this Agreement are defined in Section 11.1 of this Agreement.

     NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants and agreements set forth herein, the parties agree as follows:

                                   ARTICLE I
                        TRANSACTION AND TERMS OF MERGER

   1.1 Merger. Subject to the terms and conditions of this Agreement, at the Effective Time, BCG shall be merged with and into CSBI in accordance with the provisions of Section 14-2-1101 of the GBCC and with the effect provided in
Section 14-2-1106 of the GBCC (the "Merger"). CSBI shall be the Surviving Corporation resulting from the Merger and the separate existence of BCG shall cease. The Merger shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the respective Boards of Directors of CSBI and BCG.

   1.2 Time and Place of Closing. The Closing will take place at 9:30 a.m. on the date that the Effective Time occurs (or the immediately preceding day if the Effective Time is earlier than 9:30 a.m.), or at such other time as the Parties, acting through their Chief Executive Officers, may mutually agree. The place of Closing shall be at the offices of Troutman Sanders LLP, Atlanta, Georgia, or such other place as may be mutually agreed upon by the Parties.

   1.3 Effective Time. The Merger contemplated by this Agreement shall become effective on the date and at the time the Articles of Merger reflecting the Merger shall become effective with the Secretary of State of the State of Georgia. Subject to the terms and conditions hereof, unless otherwise mutually agreed upon in writing by the Chief Executive Officers of each Party, the Parties shall use their reasonable efforts to cause the Effective Time to occur on the last business day of the month in which occurs the last to occur of (i) the effective date (including expiration of any applicable waiting period) of the last required Consent of any Regulatory Authority having authority over and approving or exempting the Merger, (ii) the date on which the shareholders of BCG approve this Agreement to the extent such approval is required by applicable Law; or (iii) such later date as may be mutually agreed upon in writing by the Chief Executive Officers of each Party.

                                   ARTICLE 2
                                TERMS OF MERGER

   2.1 Articles of Incorporation. The Articles of Incorporation of CSBI in effect immediately prior to the

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Effective Time shall be the Articles of Incorporation of the Surviving
Corporation until otherwise amended or repealed.

   2.2 Bylaws. The Bylaws of CSBI in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until otherwise amended or repealed.

   2.3 Directors. Upon the Effective Time, CSBI shall have eleven (11) directors determined as follows:

          (a) Immediately before the Effective Time all but five (5) directors of CSBI will resign as directors of CSBI;

          (b) Three (3) of the resulting vacancies on the Board of Directors of CSBI will be filled by those three (3) nominees designated by the president of BCG; and

          (c) The remaining three (3) vacancies on the Board of Directors of CSBI shall be selected by majority vote of the eight (8) directors then serving on the CSBI Board of Directors.

   2.4 Officers. The officers of CSBI in office immediately prior to the Effective Time, shall serve as the officers of CSBI from and after the Effective Time in accordance with the Bylaws of CSBI except the officers who shall serve in the offices and capacities as follows:

          (a)  William H. Anderson, II, Chairman;

          (b)  J. Russell Ivie, Vice-Chairman;

          (c)  James A. Faulkner, Vice-Chairman, Chief Executive Officer; and

          (d) Joseph W. Evans, President, Chief Operating Officer and Chief Financial Officer.

                                   ARTICLE 3
                          MANNER OF CONVERTING SHARES

   3.1 Conversion of Shares. Subject to the provisions of this Article 3, at the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, the shares of the constituent corporations shall be converted as follows:

          (a) Each share of CSBI Common Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time; and

          (b) Subject to the conditions set forth herein, each share of BCG Common Stock shall be exchanged for one and thirty-three one hundredths (1 and 33/100) shares of CSBI Common Stock (the "Merger Consideration"); and

          (c) Each share of BCG Common Stock (excluding shares held by CSBI or any of its Subsidiaries or by BCG, in each case other than in a fiduciary capacity or as a result of debts previously contracted, and excluding shares held by shareholders who perfect their dissenters' rights of appraisal as provided in Section 3.4 of this Agreement) issued and outstanding at the Effective Time shall cease to be outstanding and shall be converted into and exchanged for the right to receive the Merger Consideration.

   3.2 Anti-Dilution Provisions. In the event BCG or CSBI changes the number of shares of BCG Common Stock or CSBI Common Stock, respectively, issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend or similar recapitalization with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date therefor (in the case of a stock split or similar recapitalization) shall be prior to the Effective Time, the Merger Consideration shall be proportionately adjusted.

   3.3 Shares Held by BCG or CSBI. Each of the shares of BCG Common Stock held by BCG or by any CSBI Companies, in each case other than in a fiduciary capacity or as a result of debts previously contracted, shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

   3.4 Dissenting Shareholders. Any holder of shares of BCG Common Stock who perfects his dissenters' rights of appraisal in accordance with and as contemplated by Sections 14-2-1301, et seq. of the GBCC shall be entitled to
                                    -- ---
receive the value of such shares in cash as determined pursuant to such provision of Law; provided,

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however, that no such payment shall be made to any dissenting shareholder unless and until such dissenting shareholder has complied with the applicable provisions of the GBCC and surrendered to BCG the certificate or certificates representing the shares for which payment is being made. In the event that after the Effective Time a dissenting shareholder of BCG fails to perfect, or effectively withdraws or loses, his right to appraisal and of payment for his shares, BCG shall issue and deliver the consideration to which such holder of shares of BCG Common Stock is entitled under this Article 3 (without interest) upon surrender by such holder of the certificate or certificates representing shares of BCG Common Stock held by him.

   3.5 Fractional Shares. Notwithstanding any other provision of this Agreement, each holder of shares of BCG Common Stock exchanged pursuant to the Merger, who would otherwise have been entitled to receive a fraction of a share of CSBI Common Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of CSBI Common Stock multiplied by the market value of one share of CSBI Common Stock at the Effective Time, in the case of shares exchanged pursuant to the Merger, or the date of exercise, in the case of options. The market value of one share of CSBI Common Stock at the Effective Time or the date of exercise, as the case may be, shall be the last sale price of such common stock on NASDAQ (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source) on the last business day preceding the Effective Time or the date of exercise, as the case may be. No such holder will be entitled to dividends, voting rights, or any other rights as a shareholder in respect of any fractional shares.

   3.6    Conversion of Stock Options.

          (a) At the Effective Time, all rights with respect to BCG Common Stock pursuant to stock options ("BCG Option") granted by BCG under the BCG Key Employee Stock Option Plan ("BCG Option Plan"), which are outstanding at the Effective Time, whether or not exercisable, shall be converted into and become rights with respect to CSBI Common Stock, and CSBI shall assume each BCG Option, in accordance with the terms of the BCG Option Plan and stock option agreement by which it is evidenced. From and after the Effective Time, (i) each BCG Option assumed by CSBI may be exercised solely for shares of CSBI Common stock, (ii) the number of shares of CSBI Common Stock subject to such BCG Option shall be equal to the number of shares of BCG Common Stock subject to such BCG Option immediately prior to the Effective Time multiplied by 1.33, and (iii) the per share exercise price under each such BCG Option shall be adjusted by dividing the per share exercise price under each such BCG Option by 1.33 and rounding down to the nearest cent.

          (b) All restrictions or limitations on transfer with respect to BCG Common Stock awarded under the BCG Option Plan or any other plan, program, or arrangement of BCG or BCG Banks, to the extent that such restrictions or limitations shall not have already lapsed, and except as otherwise expressly provided in such plan, program or arrangement, shall remain in full force and effect with respect to shares of CSBI Common Stock into which such restricted stock is converted pursuant to Section 3.1 of this Agreement.

                                   ARTICLE 4
                              EXCHANGE OF SHARES

   4.1 Exchange Procedures. Promptly after the Effective Time, CSBI shall cause the exchange agent selected by CSBI (the "Exchange Agent"), to mail to the former shareholders of BCG appropriate transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares of BCG Common Stock shall pass, only upon proper delivery of such certificates to the Exchange Agent). After the Effective Time, each holder of shares of BCG Common Stock (other than shares to be canceled pursuant to Section 3.3 of this Agreement or as to which dissenters' rights of appraisal have been perfected as provided in Section 3.4 of this Agreement) issued and outstanding at the Effective Time shall surrender the certificate or certificates representing such shares to the Exchange Agent and shall promptly upon surrender thereof receive in exchange therefor the consideration provided in Section 3.1 of this Agreement, together with all undelivered dividends or distributions in respect of such shares (without interest thereon) pursuant to Section 4.2 of this Agreement. To the extent required by Section 3.5 of this Agreement, each holder of shares of BCG Common Stock issued and outstanding at the Effective Time also shall receive, upon surrender of the certificate or certificates representing such shares, cash in lieu of any fractional share of CSBI Common Stock to which such holder may be otherwise entitled (without interest). CSBI shall not be obligated to deliver the consideration to which any former holder of BCG Common Stock is entitled as a result of the Merger until such holder surrenders his certificate or certificates representing the shares of BCG Common Stock for exchange as provided in this Section 4.1. The certificate or certificates of BCG Common Stock so surrendered shall be duly endorsed as the Exchange Agent may require. Any other provision of this Agreement notwithstanding, neither CSBI nor the Exchange Agent shall be liable to a holder of BCG Common Stock for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property Law.

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   4.2    Rights of Former Shareholders.  At the Effective Time, the stock transfer books of BCG shall be closed as to holders of BCG Common Stock immediately prior to the Effective Time and no transfer of BCG Common Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 4.1 of this Agreement, each certificate theretofore representing shares of BCG Common Stock (other than shares to be canceled pursuant to Sections 3.3 and 3.4 of this Agreement) shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Sections 3.1 and 3.5 of this Agreement in exchange therefor. To the extent permitted by Law, former shareholders of record of BCG shall be entitled to vote after the Effective Time at any meeting of CSBI shareholders the number of whole shares of BCG Common Stock into which their respective shares of BCG Common Stock are converted, regardless of whether such holders have exchanged their certificates representing BCG Common Stock for certificates representing CSBI Common Stock in accordance with the provisions of this Agreement. Whenever a dividend or other distribution is declared by CSBI on the CSBI Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares issuable pursuant to this Agreement, but no dividend or other distribution payable to the holders of record of CSBI Common Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any certificate representing shares of BCG Common Stock issued and outstanding at the Effective Time until such holder surrenders such certificate for exchange as provided in Section 4.1 of this Agreement. However, upon surrender of such BCG Common Stock certificate, both the CSBI Common Stock certificate (together with all such undelivered dividends or other distributions without interest) and any undelivered cash payments to be paid for fractional share interests (without interest) shall be delivered and paid with respect to each share represented by such certificate.

                                   ARTICLE 5
                     REPRESENTATIONS AND WARRANTIES OF BCG

   BCG hereby represents and warrants to CSBI as follows:

   5.1 Organization, Standing, and Power. BCG is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Georgia, and is duly registered as a bank holding company under the BHC Act. BCG has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its Assets. BCG is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on BCG.

   5.2    Authority, No Breach By Agreement.

          (a) BCG has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transaction contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the Merger contemplated herein, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of BCG subject to the approval of this Agreement by the holders of a majority of the outstanding shares of BCG Common Stock. Subject to such requisite shareholder approval, this Agreement represents a legal, valid, and binding obligation of BCG, enforceable against BCG in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

          (b) Neither the execution and delivery of this Agreement by BCG, nor the consummation by BCG of the transaction contemplated hereby, nor compliance by BCG with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of BCG's Articles of Incorporation or Bylaws, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any BCG Bank under, any Contract or Permit of any BCG Bank, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on BCG, or, (iii) subject to receipt of the requisite approvals referred to in Section 9.1(b) of this Agreement, violate any Law or Order applicable to any BCG Bank or any of their respective Assets.

          (c) No notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by BCG of the Merger and the other transactions contemplated in this Agreement other than (i) in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, (ii) Consents required from Regulatory Authorities, (iii) notices to or filings with the IRS or the Pension Benefit

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Guaranty Corporation with respect to any employee benefit plans, and (iv)
Consents, filings or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on BCG.

   5.3    Capital Stock.

          (a) The authorized capital stock of BCG consists of 3,000,000 shares of BCG Common Stock. At the close of business on March 31, 1997, there were 2,268,097 shares of BCG Common Stock issued and outstanding and 212,915 shares of BCG Common Stock were reserved for issuance upon the exercise of outstanding stock options and purchases under the BCG Option Plan. All of the issued and outstanding shares of BCG Common Stock are, and all of the shares of CSBI Common Stock to be issued in exchange for shares of BCG Common Stock upon consummation of the Merger, when issued in accordance with the terms of this Agreement, will be, duly and validly issued and outstanding and fully paid and nonassessable under the GBCC. None of the outstanding shares of BCG Common Stock has been, and none of the shares of CSBI Common Stock to be issued in exchange for shares of BCG Common Stock upon consummation of the Merger will be, issued in violation of any preemptive rights of the current or past shareholders of BCG.

          (b) Except as set forth in Section 5.3(a) of this Agreement, or as provided pursuant to the BCG Option Plan, or the Bank Corporation of Georgia Employee Stock Ownership Plan ("BCG ESOP") or pursuant to options to purchase shares of BCG Common Stock outside the BCG Option Plan or as Previously Disclosed, as of the date of this Agreement, there are no shares of capital stock or other equity securities of BCG outstanding and no outstanding options, warrants, scrip, rights to subscribe to, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of BCG or contracts, commitments, understandings, or arrangements by which BCG is or may be bound to issue additional shares of its capital stock or options, warrants, or rights to purchase or acquire any additional shares of its capital stock.

   5.4 Financial Statements. BCG has Previously Disclosed and delivered to CSBI prior to the execution of this Agreement copies of all BCG Financial Statements for periods ended prior to the date hereof and will deliver to CSBI copies of all BCG Financial Statements prepared subsequent to the date hereof. The BCG Financial Statements (as of the dates thereof and the periods covered thereby) (i) are or, if dated after the date of this Agreement, will be in accordance with the books and records of BCG and the BCG Banks, which are or will be, complete and correct and which have been or will have been, maintained in accordance with good business practices, and (ii) present or will present, fairly the consolidated financial position of BCG and the BCG Banks as of the dates indicated and the consolidated results of operations, changes in shareholders' equity, and cash flows of BCG and the BCG Banks for the periods indicated, in accordance with GAAP (subject to exceptions as to consistency specified therein or as may be indicated in the notes thereto or, in the case of interim financial statements, to normal recurring year-end adjustments that are not material).

   5.5 Absence of Undisclosed Liabilities. Neither BCG nor either BCG Bank has any Liabilities that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on either BCG or any of the BCG Banks except Liabilities which are accrued or reserved against in the consolidated balance sheets of BCG as of December 31, 1996 and March 31, 1997 included in the BCG Financial Statements or reflected in the notes thereto. Neither BCG nor either of the BCG Banks has incurred or paid any Liability since March 31, 1997, except for such Liabilities incurred or paid in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on BCG.

   5.6 Absence of Certain Changes or Events. Since March 31, 1997, except as disclosed in SEC Documents filed by BCG prior to the date of this Agreement, (i) there have been no events, changes or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on BCG, and (ii) neither BCG nor either of the BCG Banks has taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of BCG provided in Article 7 of this Agreement.

   5.7    Tax Matters.

          (a) All tax returns required to be filed by or on behalf of BCG or any of the BCG Banks have been timely filed or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before December 31, 1996, and on or before the date of the most recent fiscal year end immediately preceding the Effective Time, except to the extent that all such failures to file, taken together, are not reasonably likely to have a Material Adverse Effect on BCG, and all returns filed are complete and accurate to the Knowledge of BCG. All

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Taxes shown on filed returns have been paid. As of the date of this Agreement, there is no audit examination, deficiency, or refund Litigation with respect to any Taxes that is reasonably likely to result in a determination that would have, individually or in the aggregate, a Material Adverse Effect on BCG, except as reserved against in the BCG Financial Statements delivered prior to the date of this Agreement. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid.

          (b) Except as Previously Disclosed, neither BCG nor any of the BCG Banks has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due that is currently in effect, and no unpaid tax deficiency has been asserted in writing against or with respect to BCG or any of the BCG Banks, which deficiency is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on BCG.

          (c) Adequate provision for any Taxes due or to become due for BCG or any of the BCG Banks for the period or periods through and including the date of the respective BCG Financial Statements has been made and is reflected on such BCG Financial Statements.

          (d) Deferred Taxes of BCG and the BCG Banks have been provided for in accordance with GAAP. Effective January 1, 1993, BCG adopted Financial Accounting Standards Board Statement 109, "Accounting for Income Taxes."

          (e) BCG and each BCG Bank has performed all due diligence procedures required under Internal Revenue Code Section 6722 relating to taxpayer identification numbers, have complied with all other information reporting requirements of the IRS, and BCG and each BCG Bank has complied with the withholding requirements under Internal Revenue Code Section 3406, except for any nonperformance or noncompliance which, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect on either BCG or any BCG Bank

   5.8 Compliance with Laws. BCG is duly registered as a bank holding company under the BHC Act. Each of the BCG Banks has in effect all permits necessary to own, lease or operate their Assets and to carry on their respective business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on BCG or any of the BCG Banks, and there has occurred no Default under any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on BCG. Neither BCG nor any of the BCG Banks:

          (a) is in violation of any Laws, Orders or Permits applicable to its business or employees conducting its business, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on BCG; and

          (b) except as Previously Disclosed, has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that either BCG or any of the BCG Banks are not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on BCG or any of the BCG Banks, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on either BCG or any BCG Bank, or (iii) requiring either BCG or any of the BCG Banks to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment or memorandum of understanding, or to adopt any board of directors resolution or similar undertaking, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

   5.9 Legal Proceedings. There is no Litigation instituted or pending, or, to the Knowledge of BCG, threatened against either BCG or any of the BCG Banks, or against any Asset, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on either BCG or any of the BCG Banks, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against either BCG or any of the BCG Banks, that are reasonably likely to have, individually or in the aggregate a Material Adverse Effect on BCG or any of the BCG Banks.

   5.10 Reports. Since January 1, 1991, BCG and each of the BCG Banks has filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (i) the SEC, including, but not limited to, Forms 10-K, Forms 10-Q, Forms 8-K, and proxy statements, (ii) other Regulatory Authorities, and (iii) any applicable state securities or banking authorities (except, in the case of state securities authorities, failures to file which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on either BCG or any of the BCG Banks). As of their respective dates, each of such reports

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and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of their respective dates, each such report and document did not, in all material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

   5.11 Statements True and Correct. No statement, certificate, instrument or other writing furnished or to be furnished by either BCG or any of the BCG Banks or any Affiliate thereof to CSBI pursuant to this Agreement or any other document, agreement or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by either BCG or any of the BCG Banks or any Affiliate thereof for inclusion in the Registration Statement to be filed by CSBI with the SEC, will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied by either BCG or any of the BCG Banks or any Affiliate thereof for inclusion in the Proxy Statement to be mailed to BCG shareholders in connection with the Shareholders' Meeting, and any other documents to be filed by either BCG or any of the BCG Banks or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Proxy Statement, when first mailed to the shareholders of BCG, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Shareholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders' Meeting. All documents that either BCG or any of the BCG Banks or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

   5.12 Accounting, Tax and Regulatory Matters. Neither BCG nor any of the BCG Banks or any Affiliate thereof has taken any action or has any Knowledge of any fact or circumstance that is reasonably likely to (i) prevent the Merger from qualifying for pooling-of-interests accounting treatment or as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) of this Agreement. To the Knowledge of BCG, there exists no fact, circumstance, or reason why the requisite Consents referred to in Section 9.1(b) of this Agreement cannot be received in a timely manner without the imposition of any condition or restriction of the type described in the second sentence of such Section 9.1(b).

   5.13 Assets. Except as Previously Disclosed or as disclosed or reserved against in the BCG Financial Statements, BCG and each BCG Bank have good and marketable title, free and clear of all Liens, to all of their respective Assets. All material tangible properties used in the business of BCG and each BCG Bank are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with BCG's past practices. All Assets which are material to BCG's and BCG Banks' businesses held under leases or subleases by BCG or any of the BCG Banks, are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect. The policies of fire, theft, liability, and other insurance maintained with respect to the Assets or businesses of BCG and the BCG Banks provide adequate coverage under current industry practices against loss or Liability, and the fidelity and blanket bonds in effect as to which BCG or any of the BCG Banks is a named insured are reasonably sufficient. The Assets of BCG and the BCG Banks include all assets required to operate the business of BCG and the BCG Banks as presently conducted.

   5.14   Environmental Matters.

          (a) To the Knowledge of BCG, BCG and BCG Banks' Participation Facilities, and their respective Loan Properties are, and have been, in substantial compliance with all Environmental Laws, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on BCG or any of the BCG Banks.

          (b) There is no Litigation pending or, to the Knowledge of BCG, threatened before any court, governmental agency or authority or other forum in which either BCG, BCG Banks or any of their respective

Participation Facilities have been or, with respect to threatened Litigation, may be named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material (as defined below) or oil, whether or not occurring at, on, under or involving a site owned, leased or operated by either BCG, BCG Banks or any of their respective Participation Facilities, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on BCG.

          (c) There is no Litigation pending or, to the Knowledge of BCG, threatened before any court, governmental agency or board or other forum in which any of their respective Loan Properties (or any BCG Bank in respect of such Loan Property) has been or, with respect to threatened Litigation, may be named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material or oil, whether or not occurring at, on, under or involving a Loan Property, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on either BCG or any of the BCG Banks.

          (d) To the Knowledge of BCG, there is no reasonable basis for any Litigation of a type described in subsections (b) or (c), except such as is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on either BCG or any of the BCG Banks.

          (e) To the Knowledge of BCG, there have been no releases of Hazardous Material or oil in, on, under or affecting any Participation Facility or Loan Property, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on either BCG or any of the BCG Banks.

          (f) Notwithstanding the foregoing, with respect to any of the BCG Banks' Loan Properties, BCG has not conducted any independent investigation and is making these representations and warranties only with respect to its Knowledge.

   5.15   Employee Benefit Plans.

          (a) BCG has Previously Disclosed, and delivered or made available to CSBI prior to the execution of this Agreement copies in each case of, all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plan, all other written employee programs, arrangements, or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including, without limitation, "employee benefit plans" as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by BCG or any Affiliate thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which such persons are eligible to participate (collectively, the "BCG Benefit Plans"). Any of the BCG Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "BCG ERISA Plan." Each BCG ERISA Plan which is also a "defined benefit plan" (as defined in Section 414(j) of the Internal Revenue Code) is referred to herein as a "BCG Pension Plan". No BCG Pension Plan is or has been a multi-employer plan within the meaning of Section 3(37) of ERISA.

          (b) All BCG Benefit Plans are in compliance in all material respects with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws the breach or violation of which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on BCG. Each BCG ERISA Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the IRS, and BCG is not aware of any circumstances likely to result in revocation of any such favorable determination letter. BCG has not engaged in a transaction with respect to any BCG Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject any BCG Companies to a tax or penalty imposed by either Section 4975 of the Internal Revenue Code or
Section 502(i) or ERISA in amounts which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on BCG.

          (c) No BCG ERISA Plan which is a defined benefit plan has any "unfunded current liability," as that term is defined in Section 302(d)(8)(A) of ERISA, based on actuarial assumptions set forth for such plan's most recent actuarial valuation, and the fair market value of the assets of any such plan exceeds the plan's "benefit liabilities," as that term is defined in Section 4001(a)(16) of ERISA, when determined under actuarial factors that would apply if the plan terminated in accordance with all applicable legal requirements. Since the date of the most recent actuarial valuation, there has been (i) no material change in the financial position of any BCG Pension Plan, (ii) no change in the actuarial assumptions with respect to any BCG Pension Plan, and
(iii) no increase in benefits under any BCG Pension Plan as a result of plan amendments or changes in applicable Law which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on BCG or materially affect the funding status of any such plan. Neither any BCG Pension Plan nor any "single-employer plan", within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by BCG, or the single-employer plan of any entity which is considered one employer with BCG under
Section 4001 of ERISA or Section 414 of the Internal Revenue Code or Section 302 of ERISA (whether or not waived) (an "ERISA Affiliate") has an "accumulated funding deficiency" within the meaning of Section 412 of the Internal Revenue Code or Section 302 of ERISA, which is reasonably likely to have a Material Adverse Effect on BCG. BCG has not provided, and is not required to provide, security to a BCG Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Internal Revenue Code.

          (d) Within the six-year period preceding the Effective Time, no Liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by BCG with respect to any ongoing, frozen or terminated single-employer plan or the single-employer plan of any ERISA Affiliate, which Liability is reasonably likely to have a Material Adverse Effect on BCG. Except as Previously Disclosed, BCG has not incurred any withdrawal Liability with respect to a multi employer plan under Subtitle B of Title IV or ERISA (regardless of whether based on contributions of an ERISA Affiliate), which Liability is reasonably likely to have a Material Adverse Effect on BCG. No notice of a "reportable event", within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any BCG Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof.

          (e) Except as Previously Disclosed, BCG has no obligations to provide health and life benefits under any of the BCG Benefit Plans after termination of employment, except as required by Section 601 of ERISA and Section 4980 B of the Internal Revenue Code and BCG retains the right to amend or terminate any such Plan.

          (f) Except as Previously Disclosed, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any officer, director or any employee of BCG from BCG under any BCG Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any BCG Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit.

          (g) The actuarial present values of all accrued deferred compensation entitlements (including, without limitation, entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of BCG and its respective beneficiaries, other than entitlements accrued pursuant to funded retirement plans subject to the provisions of Section 412 of the Internal Revenue Code or Section 302 of ERISA, have been fully reflected on the BCG Financial Statements to the extent required by and in accordance with GAAP.

   5.16 Material Contracts. Except as Previously Disclosed or otherwise reflected in the BCG Financial Statements, neither BCG, any of the BCG Banks nor any of their respective Assets, businesses or operations, is a party to, or is bound or affected by, or receives benefits under, (i) any employment, severance, termination, consulting or retirement Contract providing for aggregate payments to any Person in any calendar year in excess of $100,000, and (ii) any Contract relating to the borrowing of money by BCG, any of the BCG Banks or the guarantee by BCG or any of the BCG Banks of any such obligation (other than Contracts evidencing deposit liabilities, purchases of federal funds, fully-secured repurchase agreements, trade payables, and Contracts relating to borrowings or guarantees made in the ordinary course of business) (together with all Contracts referred to in Sections 5.13 and 5.15(a) of this Agreement, the "BCG Contracts"). Neither BCG nor any of the BCG Banks is in Default under any BCG Contract, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on either BCG or any of the BCG Banks. All of the indebtedness of BCG and the BCG Banks for money borrowed is prepayable at any time by BCG without penalty or premium.

   5.17 State Takeover Laws. BCG has not taken any necessary action which would require the transaction contemplated by this Agreement to comply with any applicable state takeover Law.

   5.18   Continuity of Stock Ownership.

          (a) To the Knowledge of BCG, there is no plan or intention by the holders of BCG Shares to sell, exchange, or otherwise dispose of a number of CSBI Shares received in the Merger that would reduce the ownership of CSBI Shares by the holders of BCG Shares to a number of CSBI Shares having a value, as of the date of the Merger, of less than fifty percent (50%) of the value of all the formerly outstanding BCG Shares as of the same date. For purposes of this representation, CSBI Shares Exchanged for cash pursuant to Section 1.5, surrendered by dissenters or exchanged for cash in lieu of fractional CSBI Shares will be treated as outstanding on the date of the Merger. Moreover, BCG Shares and CSBI Shares held by holders of BCG Shares and otherwise sold, redeemed, or disposed of prior or subsequent to the Merger will be considered in making this representation;

          (b) CSBI will acquire at least ninety percent (90%) of the fair market value of the net Assets and at least seventy percent (70%) of the fair market value of the gross assets held by BCG immediately prior to the transaction. For purposes of this representation, amounts paid by BCG to dissenters, BCG assets used to pay its Merger expenses, and all redemptions and distributions (except for regular, normal dividends) made by BCG immediately preceding the Merger, will be included as assets of BCG held immediately prior to the Merger; and

          (c) The liabilities of BCG to be assumed by CSBI by virtue of the Merger and the liabilities to which the Assets of BCG are subject were incurred by BCG in the ordinary course of business.

                                   ARTICLE 6
                    REPRESENTATIONS AND WARRANTIES OF CSBI

   CSBI hereby represents and warrants to BCG as follows:

   6.1 Organization, Standing, and Power. CSBI is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Georgia, and is duly registered as a bank holding company under the BHC Act. CSBI has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its Assets. CSBI is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CSBI.

   6.2    Authority, No Breach By Agreement.

          (a) CSBI has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transaction contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the Merger contemplated herein, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of CSBI. This Agreement represents a legal, valid, and binding obligation of CSBI, enforceable against CSBI in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

          (b) Neither the execution and delivery of this Agreement by CSBI, nor the consummation by CSBI of the transaction contemplated hereby, nor compliance by CSBI with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of CSBI's Articles of Incorporation or Bylaws, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any CSBI Companies under, any Contract or Permit of any CSBI Companies, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CSBI, or, (iii) subject to receipt of the requisite approvals referred to in Section 9.1(b) of this Agreement, violate any Law or Order applicable to any CSBI Companies or any of their respective Assets.

          (c) No notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by CSBI of the Merger and the other transactions contemplated in this Agreement other than (i) in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, (ii) Consents required from Regulatory Authorities, (iii) notices to or filings with the IRS or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, and (iv) Consents, filings or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CSBI.

   6.3    Capital Stock.

          (a) The authorized capital stock of CSBI consists of 15,000,000 shares of CSBI Common Stock. At the close of business on March 31, 1997, there were 7,761,624 shares of CSBI Common Stock issued and outstanding. As of March 31, 1997, 50,000 shares of CSBI Common Stock were reserved for issuance upon the exercise of outstanding stock options and purchases under the Century South Banks, Inc. Incentive Stock Option Plan ("CSBI Option Plan"), 100,000 shares were reserved pursuant to the Century South Banks, Inc. Dividend

Reinvestment Plan ("Dividend Reinvestment Plan"), 100,000 shares were reserved pursuant to the Century South Banks, Inc. Employee Stock Ownership Plan ("CSBI ESOP"), and 5,000 shares were reserved pursuant to options granted to certain executive officers outside the CSBI Option Plan. All of the issued and outstanding shares of CSBI Common Stock are, and all of the shares of CSBI Common Stock to be issued in exchange for shares of BCG Common Stock upon consummation of the Merger, when issued in accordance with the terms of this Agreement, will be, duly and validly issued and outstanding and fully paid and nonassessable under the GBCC. None of the outstanding shares of CSBI Common Stock has been, and none of the shares of CSBI Common Stock to be issued in exchange for shares of BCG Common Stock upon consummation of the Merger will be, issued in violation of any preemptive rights of the current or past shareholders of CSBI.

          (b) Except as set forth in Section 6.3(a) of this Agreement, or as provided pursuant to the CSBI Option Plan, the CSBI Dividend Reinvestment Plan, or the CSBI ESOP, or pursuant to options to purchase shares of CSBI Common Stock outside the CSBI Option Plan or as Previously Disclosed, as of the date of this Agreement, there are no shares of capital stock or other equity securities of CSBI outstanding and no outstanding options, warrants, scrip, rights to subscribe to, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of CSBI or contracts, commitments, understandings, or arrangements by which CSBI is or may be bound to issue additional shares of its capital stock or options, warrants, or rights to purchase or acquire any additional shares of its capital stock.

   6.4 Financial Statements. CSBI has Previously Disclosed and delivered to BCG prior to the execution of this Agreement copies of all CSBI Financial Statements for periods ended prior to the date hereof and will deliver to BCG copies of all CSBI Financial Statements prepared subsequent to the date hereof. The CSBI Financial Statements (as of the dates thereof and the periods covered thereby) (i) are or, if dated after the date of this Agreement, will be in accordance with the books and records of the CSBI Companies, which are or will be, complete and correct and which have been or will have been, maintained in accordance with good business practices, and (ii) present or will present, fairly the consolidated financial position of the CSBI Companies as of the dates indicated and the consolidated results of operations, changes in shareholders' equity, and cash flows of the CSBI Companies for the periods indicated, in accordance with GAAP (subject to exceptions as to consistency specified therein or as may be indicated in the notes thereto or, in the case of interim financial statements, to normal recurring year-end adjustments that are not material).

   6.5 Absence of Undisclosed Liabilities. No CSBI Companies have any Liabilities that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CSBI, except Liabilities which are accrued or reserved against in the consolidated balance sheets of CSBI as of December 31, 1996 and March 31, 1997 included in the CSBI Financial Statements or reflected in the notes thereto. No CSBI Companies have incurred or paid any Liability since March 31, 1997, except for such Liabilities incurred or paid in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CSBI.

   6.6 Absence of Certain Changes or Events. Since March 31, 1997, except as disclosed in SEC Documents filed by CSBI prior to the date of this Agreement,
(i) there have been no events, changes or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CSBI, and (ii) the CSBI Companies have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of CSBI provided in Article 7 of this Agreement.

   6.7    Tax Matters.

          (a) All Tax returns required to be filed by or on behalf of any of the CSBI Companies have been timely filed or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before December 31, 1996, and on or before the date of the most recent fiscal year end immediately preceding the Effective Time, except to the extent that all such failures to file, taken together, are not reasonably likely to have a Material Adverse Effect on CSBI, and all returns filed are complete and accurate to the Knowledge of CSBI. All Taxes shown on filed returns have been paid. As of the date of this Agreement, there is no audit examination, deficiency, or refund Litigation with respect to any Taxes that is reasonably likely to result in a determination that would have, individually or in the aggregate, a Material Adverse Effect on CSBI, except as reserved against in the CSBI Financial Statements delivered prior to the date of this Agreement. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid.

          (b) Except as Previously Disclosed, none of the CSBI Companies has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due that is currently in effect, and no unpaid tax deficiency has been asserted in writing against or with respect to any CSBI Companies, which deficiency is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CSBI.

          (c) Adequate provision for any Taxes due or to become due for any of the CSBI Companies for the period or periods through and including the date of the respective CSBI Financial Statements has been made and is reflected on such CSBI Financial Statements.

          (d) Deferred Taxes of the CSBI Companies have been provided for in accordance with GAAP. Effective January 1, 1993, CSBI adopted Financial Accounting Standards Board Statement 109, "Accounting for Income Taxes."

          (e) The CSBI Companies have performed all due diligence procedures required under Internal Revenue Code Section 6722 relating to taxpayer identification numbers, have complied with all other information reporting requirements of the IRS, and the CSBI Companies have complied with the withholding requirements under Internal Revenue Code Section 3406, except for any nonperformance or noncompliance which, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect on the CSBI Companies.

   6.8 Compliance with Laws. CSBI is duly registered as a bank holding company under the BHC Act. Each of the CSBI Companies has in effect all permits necessary to own, lease or operate their Assets and to carry on their business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CSBI, and there has occurred no Default under any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CSBI. None of the CSBI Companies:

          (a) is in violation of any Laws, Orders or Permits applicable to its business or employees conducting its business, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CSBI; and

          (b) except as Previously Disclosed, has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any of the CSBI Companies are not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CSBI, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CSBI, or (iii) requiring any CSBI Companies to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

   6.9 Legal Proceedings. There is no Litigation instituted or pending, or, to the Knowledge of CSBI, threatened against any CSBI Companies, or against any Asset, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CSBI, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any CSBI Companies, that are reasonably likely to have, individually or in the aggregate a Material Adverse Effect on CSBI.

   6.10 Reports. Since January 1, 1991, each of the CSBI Companies has filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (i) the SEC, including, but not limited to, Forms 10-K, Forms 10-Q, Forms 8-K, and proxy statements,
(ii) other Regulatory Authorities, and (iii) any applicable state securities or banking authorities (except, in the case of state securities authorities, failures to file which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CSBI). As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of their respective dates, each such report and document did not, in all material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

   6.11 Statements True and Correct. No statement, certificate, instrument or other writing furnished or to be furnished by any CSBI Companies or any Affiliate thereof to BCG pursuant to this Agreement or any other document, agreement or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by any CSBI Companies or any Affiliate thereof for inclusion in the Registration Statement to be filed by CSBI with the SEC, will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied by any CSBI Companies or any Affiliate thereof for inclusion in the Proxy Statement to be mailed to BCG shareholders in connection with the Shareholders' Meeting, and any other documents to be filed by any CSBI Companies or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Proxy Statement, when first mailed to the shareholders of BCG, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Shareholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders' Meeting. All documents that any CSBI Companies or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

   6.12 Accounting, Tax and Regulatory Matters. No CSBI Company or any Affiliate thereof has taken any action or has any Knowledge of any fact or circumstance that is reasonably likely to (i) prevent the Merger from qualifying for pooling-of-interests accounting treatment or as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in
Section 9.1(b) of this Agreement. To the Knowledge of CSBI, there exists no fact, circumstance, or reason why the requisite Consents referred to in Section 9.1(b) of this Agreement cannot be received in a timely manner without the imposition of any condition or restriction of the type described in the second sentence of such Section 9.1(b).

   6.13 Assets. Except as Previously Disclosed or as disclosed or reserved against in the CSBI Financial Statements, CSBI and each CSBI Subsidiary have good and marketable title, free and clear of all Liens, to all of their respective Assets. All material tangible properties used in the business of CSBI and each CSBI Subsidiary are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with CSBI's past practices. All Assets which are material to CSBI and CSBI Subsidiaries= businesses held under leases or subleases by CSBI or any of the CSBI Subsidiaries, are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect. The policies of fire, theft, liability, and other insurance maintained with respect to the Assets or businesses of CSBI and the CSBI Subsidiaries provide adequate coverage under current industry practices against loss or Liability, and the fidelity and blanket bonds in effect as to which CSBI or any of the CSBI Subsidiaries is a named insured are reasonably sufficient. The Assets of CSBI and the CSBI Subsidiaries include all assets required to operate the business of CSBI and the CSBI Subsidiaries as presently conducted.

   6.14   Environmental Matters.

          (a) To the Knowledge of CSBI, CSBI and CSBI Subsidiaries= Participation Facilities, and their respective Loan Properties are, and have been, in substantial compliance with all Environmental Laws, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CSBI or any of the CSBI Subsidiaries.

          (b) There is no Litigation pending or, to the Knowledge of CSBI, threatened before any court, governmental agency or authority or other forum in which either CSBI, CSBI Subsidiaries or any of their respective Participation Facilities have been or, with respect to threatened Litigation, may be named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material (as defined below) or oil, whether or not occurring at, on, under or involving a site owned, leased or operated by either CSBI, CSBI Subsidiaries or any of their respective Participation Facilities, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CSBI.

          (c) There is no Litigation pending or, to the Knowledge of CSBI, threatened before any court, governmental agency or board or other forum in which any of their respective Loan Properties (or any CSBI Subsidiaries in respect of such Loan Property) has been or, with respect to threatened Litigation, may be named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material or oil, whether or not occurring at, on, under or involving a Loan Property, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on either CSBI or any of the CSBI Subsidiaries.

          (d) To the Knowledge of CSBI, there is no reasonable basis for any Litigation of a type described in subsections (b) or (c), except such as is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on either CSBI or any of the CSBI Subsidiaries.

          (e) To the Knowledge of CSBI, there have been no releases of Hazardous Material or oil in, on, under or affecting any Participation Facility or Loan Property, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on either CSBI or any of the CSBI Subsidiaries.

          (f) Notwithstanding the foregoing, with respect to any of the CSBI Subsidiaries= Loan Properties, CSBI has not conducted any independent investigation and is making these representations and warranties only with respect to its Knowledge.

   6.15   Employee Benefit Plans.

          (a) CSBI has Previously Disclosed, and delivered or made available to BCG prior to the execution of this Agreement copies in each case of, all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plan, all other written employee programs, arrangements, or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including, without limitation, "employee benefit plans" as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by CSBI or any Affiliate thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which such persons are eligible to participate (collectively, the "CSBI Benefit Plans"). Any of the CSBI Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "CSBI ERISA Plan." Each CSBI ERISA Plan which is also a "defined benefit plan" (as defined in Section 414(j) of the Internal Revenue Code) is referred to herein as a "CSBI Pension Plan". No CSBI Pension Plan is or has been a multi-employer plan within the meaning of Section 3(37) of ERISA.

          (b) All CSBI Benefit Plans are in compliance in all material respects with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws the breach or violation of which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CSBI. Each CSBI ERISA Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the IRS, and CSBI is not aware of any circumstances likely to result in revocation of any such favorable determination letter. CSBI has not engaged in a transaction with respect to any CSBI Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject any CSBI Companies to a tax or penalty imposed by either Section 4975 of the Internal Revenue Code or Section 502(i) or ERISA in amounts which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CSBI.

          (c) No CSBI ERISA Plan which is a defined benefit plan has any "unfunded current liability," as that term is defined in Section 302(d)(8)(A) of ERISA, based on actuarial assumptions set forth for such plan's most recent actuarial valuation, and the fair market value of the assets of any such plan exceeds the plan's "benefit liabilities," as that term is defined in Section 4001(a)(16) of ERISA, when determined under actuarial factors that would apply if the plan terminated in accordance with all applicable legal requirements. Since the date of the most recent actuarial valuation, there has been (i) no material change in the financial position of any CSBI Pension Plan, (ii) no change in the actuarial assumptions with respect to any CSBI Pension Plan, and
(iii) no increase in benefits under any CSBI Pension Plan as a result of plan amendments or changes in applicable Law which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CSBI or materially affect the funding status of any such plan. Neither any CSBI Pension Plan nor any "single-employer plan", within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by CSBI, or the single-employer plan of any entity which is considered one employer with CSBI under Section 4001 of ERISA or Section 414 of the Internal Revenue Code or Section 302 of ERISA (whether or not waived) (an "ERISA Affiliate") has an "accumulated funding deficiency" within the meaning of Section 412 of the Internal Revenue Code or
Section 302 of ERISA, which is reasonably likely to have a Material Adverse Effect on CSBI. CSBI has not provided, and is not required to provide, security to a CSBI Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Internal Revenue Code.

          (d) Within the six-year period preceding the Effective Time, no Liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by CSBI with respect to any ongoing, frozen or terminated single-employer plan or the single-employer plan of any ERISA Affiliate, which Liability is reasonably likely to have a Material Adverse Effect on CSBI. Except as Previously Disclosed, CSBI has not incurred any withdrawal

Liability with respect to a multi employer plan under Subtitle B of Title IV or ERISA (regardless of whether based on contributions of an ERISA Affiliate), which Liability is reasonably likely to have a Material Adverse Effect on CSBI. No notice of a "reportable event", within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any CSBI Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof.

          (e) Except as Previously Disclosed, CSBI has no obligations to provide health and life benefits under any of the CSBI Benefit Plans after termination of employment, except as required by Section 601 of ERISA and
Section 4980 B of the Internal Revenue Code, CSBI retains the right to amend or terminate any such Plan.

          (f) Except as Previously Disclosed, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any officer, director or any employee of CSBI from CSBI under any CSBI Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any CSBI Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit.

          (g) The actuarial present values of all accrued deferred compensation entitlements (including, without limitation, entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of CSBI and its respective beneficiaries, other than entitlements accrued pursuant to funded retirement plans subject to the provisions of Section 412 of the Internal Revenue Code or Section 302 of ERISA, have been fully reflected on the CSBI Financial Statements to the extent required by and in accordance with GAAP.

   6.16 Material Contracts. Except as Previously Disclosed or otherwise reflected in the CSBI Financial Statements, neither CSBI, any of the CSBI Subsidiaries nor any of their respective Assets, businesses or operations, is a party to, or is bound or affected by, or receives benefits under, (i) any employment, severance, termination, consulting or retirement Contract providing for aggregate payments to any Person in any calendar year in excess of $100,000, and (ii) any Contract relating to the borrowing of money by CSBI, any of the CSBI Subsidiaries or the guarantee by CSBI or any of the CSBI Subsidiaries of any such obligation (other than Contracts evidencing deposit liabilities, purchases of federal funds, fully-secured repurchase agreements, trade payables, and Contracts relating to borrowings or guarantees made in the ordinary course of business) (together with all Contracts referred to in Sections 6.13 and 6.15(a) of this Agreement, the "CSBI Contracts"). Neither CSBI nor any of the CSBI Subsidiaries is in Default under any CSBI Contract, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on either CSBI or any of the CSBI Subsidiaries. All of the indebtedness of CSBI and the CSBI Subsidiaries for money borrowed is prepayable at any time by CSBI without penalty or premium.

                                   ARTICLE 7
                    CONDUCT OF BUSICNESS PENDING CONSUMMATION

   7.1 Affirmative Covenants of BCG. Unless the prior written consent of CSBI shall have been obtained, and except as otherwise contemplated herein, BCG agrees:

          (a) to operate its business and cause the BCG Banks to operate their respective businesses in the usual, regular, and ordinary course;

          (b) to preserve intact its business organizations and Assets and maintain its rights and franchises;

          (c) to use its best efforts to cause its representations and warranties to be correct at all times; and

          (d) to take no action which would (i) adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentence of Section 9.1(b) of this Agreement or (ii) adversely affect in any material respect the ability of either Party to perform its covenants and agreements under this Agreement.

   7.2 Negative Covenants of BCG. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, BCG covenants and agrees that it and each of the BCG Banks will not do or agree or commit to do, any of the following without the prior written consent of the Chief Executive Officer of CSBI, which consent shall not be unreasonably withheld:

          (a) amend the Articles of Incorporation, Articles of Association, Bylaws or other governing instruments of either BCG or any of the BCG Banks; or

          (b) incur any additional debt obligation or other obligation for borrowed money in excess of an aggregate of $100,000 except in the ordinary course of the business of BCG and the BCG Banks consistent with past practices (which shall include creation of deposit liabilities, purchases of federal funds, and entry into repurchase agreements fully secured by U.S. government or agency securities), or impose, or suffer the imposition, on any share of stock of the BCG Banks held by BCG of any Lien or permit any such Lien to exist; or

          (c) repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under current employee benefit plans, dividend reinvestment plans or voluntary stock purchase plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of BCG, or declare or pay any dividend or make any other distribution in respect of BCG's capital stock provided that BCG may, in its sole discretion (to the extent legally and contractually permitted to do so), but shall not be obligated to, declare and pay a quarterly cash dividend consistent with its past practices; or

          (d) except for this Agreement, or as Previously Disclosed, issue or sell, pledge, encumber, authorize the issuance of, enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of either BCG or any of the BCG Banks' common stock, or any stock appreciation rights, or any option, warrant, conversion, or other right to acquire any such stock other than in the ordinary course under current employee benefit plans, dividend reinvestment plans or voluntary stock purchase plans; or

          (e) adjust, split, combine or reclassify any capital stock of BCG or issue or authorize the issuance of any other securities in respect of or in substitution for shares of either BCG or any of the BCG Banks' common stock or sell, lease, mortgage or otherwise dispose of or otherwise encumber any Asset having a book value in excess of $100,000 other than in the ordinary course of business for reasonable and adequate consideration; or

          (f) acquire direct or indirect control over any Person, other than in connection with (i) foreclosures in the ordinary course of business, or (ii) acquisitions of control by BCG in its fiduciary capacity; or

          (g) grant any increase in compensation or benefits to the employees or officers of either BCG or any of the BCG Banks (including such discretionary increases as may be contemplated by existing employment agreements) exceeding five percent (5%) individually or in the aggregate on an annual basis, except in accordance with past practice Previously Disclosed or as required by Law; pay any bonus except in accordance with past practice Previously Disclosed or the provisions of any applicable program or plan adopted by its Board of Directors prior to the date of this Agreement; enter into or amend any severance agreements with officers of BCG; grant any increase in fees or other increases in compensation or other benefits to directors of either BCG or any of the BCG Banks except in accordance with past practice Previously Disclosed; or

          (h) enter into or amend any employment Contract between BCG and any Person (unless such amendment is required by Law or this Agreement) that BCG does not have the unconditional right to terminate without Liability (other than Liability for services already rendered), at any time on or after the Effective Time; or

          (i) adopt any new employee benefit plan of BCG or make any material change in or to any existing employee benefit plans of BCG other than any such change that is required by Law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan; or

          (j) make any significant change in any accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in regulatory accounting requirements or GAAP; or

          (k) commence any Litigation other than in accordance with past practice, settle any Litigation involving any Liability of BCG for money damages in excess of $100,000 or material restrictions upon the operations of BCG; or

          (l) except in the ordinary course of business, modify, amend or terminate any material Contract or waive, release, compromise or assign any material rights or claims.

   7.3 Affirmative Covenants of CSBI. Unless the prior written consent of BCG shall have been obtained, and except as otherwise contemplated herein, CSBI agrees

          (a) to operate its business and cause the CSBI Companies to operate their respective businesses in the usual, regular, and ordinary course;

          (b) to preserve intact its business organizations and Assets and maintain its rights and franchises;

          (c) to use its best efforts to cause its representations and warranties to be correct at all times; and

          (d) to take no action which would (i) adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentence of Section 9.1(b) of this Agreement or (ii) adversely affect in any material respect the ability of either Party to perform its covenants and agreements under this Agreement.

   7.4 Negative Covenants of CSBI. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, CSBI covenants and agrees that it and each of the CSBI Companies will not do or agree or commit to do, any of the following without the prior written consent of the Chief Executive Officer of BCG, which consent shall not be unreasonably withheld:

          (a) amend the Articles of Incorporation, Articles of Association, Bylaws or other governing instruments of either CSBI or any of the CSBI Companies; or

          (b) incur any additional debt obligation or other obligation for borrowed money in excess of an aggregate of $100,000 except in the ordinary course of the business of CSBI and the CSBI Companies consistent with past practices (which shall include creation of deposit liabilities, purchases of federal funds, and entry into repurchase agreements fully secured by U.S. government or agency securities), or impose, or suffer the imposition, on any share of stock of the CSBI Companies held by CSBI of any Lien or permit any such Lien to exist; or

          (c) repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under current employee benefit plans, dividend reinvestment plans or voluntary stock purchase plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of CSBI, or declare or pay any dividend or make any other distribution in respect of CSBI's capital stock provided that CSBI may, in its sole discretion (to the extent legally and contractually permitted to do so), but shall not be obligated to, declare and pay a quarterly cash dividend consistent with its past practices; or

          (d) except for this Agreement, or as Previously Disclosed, issue or sell, pledge, encumber, authorize the issuance of, enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of either CSBI or any of the CSBI Companies' common stock, or any stock appreciation rights, or any option, warrant, conversion, or other right to acquire any such stock other than in the ordinary course under current employee benefit plans, dividend reinvestment plans or voluntary stock purchase plans; or

          (e) adjust, split, combine or reclassify any capital stock of CSBI or issue or authorize the issuance of any other securities in respect of or in substitution for shares of either CSBI or any of the CSBI Companies' common stock or sell, lease, mortgage or otherwise dispose of or otherwise encumber any Asset having a book value in excess of $100,000 other than in the ordinary course of business for reasonable and adequate consideration; or

          (f) acquire direct or indirect control over any Person, other than in connection with (i) foreclosures in the ordinary course of business, or (ii) acquisitions of control by CSBI in its fiduciary capacity; or

          (g) grant any increase in compensation or benefits to the employees or officers of either CSBI or any of the CSBI Companies (including such discretionary increases as may be contemplated by existing employment agreements) exceeding five percent (5%) individually or in the aggregate on an annual basis, except in accordance with past practice Previously Disclosed or as required by Law; pay any bonus except in accordance with past practice Previously Disclosed or the provisions of any applicable program or plan adopted by its Board of Directors prior to the date of this Agreement; enter into or amend any severance agreements with officers of CSBI; grant any increase in fees or other increases in compensation or other benefits to directors of either CSBI or any of the CSBI Companies except in accordance with past practice Previously Disclosed; or

          (h) enter into or amend any employment Contract between CSBI and any Person (unless such amendment is required by Law or this Agreement) that CSBI does not have the unconditional right to terminate without Liability (other than Liability for services already rendered), at any time on or after the Effective Time; or

          (i) adopt any new employee benefit plan of CSBI or make any material change in or to any existing employee benefit plans of CSBI other than any such change that is required by Law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan; or

          (j) make any significant change in any accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in regulatory accounting requirements or GAAP; or

          (k) commence any Litigation other than in accordance with past practice, settle any Litigation involving any Liability of CSBI for money damages in excess of $100,000 or material restrictions upon the operations of CSBI; or

          (l) except in the ordinary course of business, modify, amend or terminate any material Contract or waive, release, compromise or assign any material rights or claims.

   7.5 Adverse Changes in Condition. Each Party agrees to give written notice promptly to the other Party upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries which (i) is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on it or (ii) is reasonably likely to cause or constitute a material breach of any of its representations, warranties, or covenants contained herein, and to use its reasonable efforts to prevent or promptly to remedy the same.

   7.6 Reports. Each Party and its Subsidiaries shall file all reports required to be filed by it with Regulatory Authorities between the date of this Agreement and the Effective Time and shall deliver to the other Party copies of all such reports (other than currency transaction reports) promptly after the same are filed. If financial statements are contained in any such reports filed with the SEC, such financial statements will fairly present the consolidated financial position of the entity filing such statements as of the dates indicated and the consolidated results of operations, changes in shareholders' equity, and cash flows for the periods then ended in accordance with GAAP (subject in the case of interim financial statements to normal recurring year-end adjustments that are not material). As of their respective dates, such reports filed with the SEC will comply in all material respects with the Securities Laws and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statements contained in any other reports to another Regulatory Authority shall be prepared in accordance with Laws applicable to such reports.

                                   ARTICLE 8
                             ADDITIONAL AGREEMENTS

   8.1 Registration Statement, Proxy Statement, Shareholder Approval. As soon as practicable after execution of this Agreement, CSBI shall file the Registration Statement with the SEC, and shall use its reasonable efforts to cause the Registration Statement to become effective under the 1933 Act and take any action required to be taken under the applicable state blue sky or securities Laws in connection with the issuance of the shares of CSBI Common Stock upon consummation of the Merger. BCG shall furnish all information concerning it and the holders of its capital stock as CSBI may reasonably request in connection with such action. BCG shall call a Shareholders' Meeting, to be held as soon as reasonably practicable after the Registration Statement is declared effective by the SEC, for the purpose of voting upon approval of this Agreement and such other related matters as it deems appropriate. In connection with the Shareholders' Meeting, (i) BCG shall assist CSBI in the preparation and filing of a Proxy Statement (which shall be included in the Registration Statement) with the SEC and mail it to BCG's shareholders, (ii) the Parties shall furnish to each other all information concerning them that they may reasonably request in connection with such Proxy Statement, (iii) the Board of Directors of BCG shall unanimously recommend (subject to compliance with their fiduciary duties as advised by counsel to its shareholders the approval of this Agreement, and (iv) the Board of Directors and officers of BCG shall use their best efforts to obtain such shareholders' approval (subject to compliance with their fiduciary duties as advised by counsel).

   8.2 Applications. CSBI shall promptly prepare and file, and BCG shall cooperate in the preparation and, where appropriate, filing of, applications with all Regulatory Authorities having jurisdiction over the transactions contemplated by this Agreement seeking the requisite Consents necessary to consummate the transactions contemplated by this Agreement. CSBI shall permit BCG to review such applications prior to filing same.

   8.3 Filings with State Offices. Upon the terms and subject to the conditions of this Agreement, CSBI shall execute and file the Articles of Merger with the Secretary of State of the State of Georgia in connection with the Closing.

   8.4 Agreement as to Efforts to Consummate. Subject to the terms and conditions of this Agreement, each Party agrees to use its reasonable efforts to take all actions, and to do all things necessary, proper, or advisable under applicable Laws, as promptly as practicable so as to permit consummation of the Merger at the earliest possible date and to otherwise enable consummation of the transactions contemplated hereby and shall cooperate fully with the other Party hereto to that end (it being understood that any amendments to the Registration Statement filed by CSBI in connection with the CSBI Common Stock to be issued in the Merger or a resolicitation of proxies as a consequence of an acquisition agreement by CSBI or any of its Subsidiaries shall not violate this covenant), including, without limitation, using its reasonable efforts to lift or rescind any Order adversely affecting its ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in Article 9 of this Agreement. Each Party shall use its reasonable efforts to obtain all Consents necessary or desirable for the consummation of the transactions contemplated by this Agreement.

   8.5    Investigation and Confidentiality.

          (a) Prior to the Effective Time, each Party will keep the other Party advised of all material developments relevant to its business and to consummation of the Merger and shall permit the other Party to make or cause to be made such investigation of the business and properties of it and its Subsidiaries and of their respective financial and legal conditions as the other Party reasonably requests, provided that such investigation shall be reasonably related to the transaction contemplated hereby and shall not interfere unnecessarily with normal operations. No investigation by a Party shall affect the representations and warranties of the other Party.

          (b) Each Party shall, and shall cause its advisers and agents to, maintain the confidentiality of all confidential information furnished to it by other Party concerning its and its Subsidiaries' businesses, operations, and financial condition except in furtherance of the transaction contemplated by this Agreement. If this Agreement is terminated prior to the Effective Time, each Party shall promptly return all documents and copies thereof, and all work papers containing confidential information received from the other Party.

          (c) Each Party agrees to give the other Party notice as soon as practicable after any determination by it of any fact or occurrence relating to the other Party which it has discovered through the course of its investigation and which represents, or is reasonably likely to represent, either a material breach of any representation, warranty, covenant or agreement of the other Party or which has had or is reasonably likely to have a Material Adverse Effect on the other Party.

   8.6 Press Releases. Prior to the Effective Time, BCG and CSBI shall consult with each other as to the form and substance of any press release or other public disclosure materially related to this Agreement or any other transaction contemplated hereby; provided, however, that nothing in this Section
8.6 shall be deemed to prohibit any Party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such Party's disclosure obligations imposed by Law.

   8.7 Certain Actions. Except with respect to this Agreement and the transactions contemplated hereby or with the consent of the other Party, neither Party nor any of its respective Affiliate, nor any investment banker, attorney, accountant or other representative (collectively "Representatives") retained by such Party shall directly or indirectly solicit any Acquisition Proposal by any Person. Except to the extent necessary to comply with the fiduciary duties of a Party's Board of Directors as advised by counsel, neither Party nor any of its respective Affiliates or Representatives thereof shall furnish any non-public information that it is not legally obligated to furnish, negotiate with respect to, or enter into any Contract with respect to, any Acquisition Proposal, but either Party may communicate information about such an Acquisition Proposal to its stockholders if and to the extent that it is required to do so in order to comply with its legal obligations as advised by counsel. Either Party shall promptly notify the other verbally and in writing in the event that such Party receives any inquiry or proposal relating to any such transaction. Each Party shall (i) immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Persons conducted heretofore with respect to any of the foregoing, and (ii) direct and use its reasonable efforts to cause all of its Representatives not to engage in any of the foregoing.

   8.8 Accounting and Tax Treatment. Each of the Parties undertakes and agrees to use its reasonable efforts to cause the Merger, and to take no action which would cause the Merger not, to qualify for pooling-of-interests accounting treatment and treatment as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code for federal income tax purposes.

   8.9 State Takeover Laws. BCG shall take all necessary steps to exempt the transactions contemplated by this Agreement from, or if necessary challenge the validity or applicability of, any applicable state takeover Law.

   8.10 Articles of Incorporation Provisions. BCG shall take all necessary action to ensure that the entering into of this Agreement and the consummation of the Merger does not and will not result in the grant of any rights to any Person under the Articles of Incorporation, Bylaws or other governing instruments of BCG or restrict or impair the ability of CSBI to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of BCG that may be acquired or controlled by it.

     8.11 Agreement of Affiliates. BCG has Previously Disclosed all Persons whom it reasonably believes is an "affiliate" of BCG for purposes of Rule 145 under the 1933 Act. BCG shall use its reasonable efforts to cause each such Person to deliver to CSBI not later than 30 days after the date of this Agreement, a written agreement, substantially in the form of Exhibit 1, providing that such Person will not sell, pledge, transfer, or otherwise dispose of the shares of BCG Common Stock held by such Person except as contemplated by such agreement or by this Agreement and will not sell, pledge, transfer, or otherwise dispose of the shares of CSBI Common Stock to be received by such Person upon consummation of the Merger except in compliance with applicable provisions of the 1933 Act and the rules and regulations thereunder and until such time as the financial results covering at least 30 days of combined operations of CSBI and BCG have been published within the meaning of Section
201.01 of the SEC's Codification of Financial Reporting Policies. If the Merger will qualify for pooling-of-interests accounting treatment, shares of CSBI Common Stock issued to such affiliates of BCG in exchange for shares of BCG Common Stock shall not be transferable until such time as financial results referred to in this Section 8.11 have been published as set forth in this
Section 8.11, regardless of whether each such affiliate has provided the written agreement referred to in this Section 8.11 (and CSBI shall be entitled to place restrictive legends upon certificates for shares of CSBI Common Stock issued to affiliates of BCG pursuant to this Agreement to enforce the provisions of this
Section 8.11). CSBI shall not be required to maintain the effectiveness of the Registration Statement under the 1933 Act for the purposes of resale of CSBI Common Stock by such affiliates.

     8.12 Employee Benefits and Contracts. Following the Effective Time, CSBI shall provide generally to officers and employees of BCG employee benefits under employee benefit plans on terms and conditions which when taken as a whole are substantially similar to those currently provided by the CSBI Companies to their similarly situated officers and employees. For purposes of participation and vesting under such employee benefit plans, the service of the employees of BCG prior to the Effective Time shall be treated as service with the CSBI Companies participating in such employee benefit plans. Except as set forth herein, CSBI also shall honor in accordance with their terms all employment, severance, consulting and other compensation Contracts Previously Disclosed to CSBI between BCG and any current or former director, officer, or employee thereof, and all provisions for vested benefits or other vested amounts earned or accrued through the Effective Time under the BCG Benefit Plans. Each Party will exercise its best efforts to amend any agreement it has with its respective officers and employees to except the Merger from qualifying under any change of control provision under such officer's or employee's employment, option or similar agreement

                                   ARTICLE 9
               CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE

     9.1 Conditions to Obligations of Each Party. The respective obligations of each Party to perform this Agreement and consummate the Merger are subject to the satisfaction of the following conditions, unless waived by both Parties pursuant to Section 11.6 of this Agreement:

            (a)  Shareholder Approval. The shareholders of BCG shall have
                 --------------------
approved this Agreement, and the consummation of the Merger as and to the extent required by Law and by the provisions of any of its governing instruments.

            (b)  Regulatory Approvals. All Consents of, filings and
                 --------------------
registrations with, and notifications to, all Regulatory Authorities required for consummation of the Merger shall have been obtained or made and shall be in full force and effect and all waiting periods required by Law shall have expired. No Consent obtained from any Regulatory Authority which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner (including, without limitation, requirements relating to the raising of additional capital or the disposition of Assets) which in the reasonable judgment of the Board of Directors of either Party would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement so as to render inadvisable the consummation of the Merger.

            (c)  Consents and Approvals. Each Party shall have obtained any and
                 ----------------------
all Consents required for consummation of the Merger (other than those referred to in Section 9.1(b) of this Agreement) or for the preventing of any Default under any Contract or Permit of such Party which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on such Party.

            (d)  Legal Proceedings.  No court or governmental or regulatory
                 -----------------
authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) or taken any other action which prohibits, restricts or makes illegal consummation of the transactions contemplated by this Agreement.

          (e)  Registration Statement.  The Registration Statement shall be
               ----------------------
effective under the 1933 Act, no stop orders suspending the effectiveness of the Registration Statement shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under state securities Laws or the 1933 Act or 1934 Act relating to the issuance or trading of the shares of CSBI Common Stock issuable pursuant to the Merger shall have been received.

          (f)  Pooling Letters.  Each of the Parties shall have received a
               ---------------
letter, dated as of the Effective Time, in form and substance reasonably acceptable to such Party, from KPMG Peat Marwick LLP to the effect that the Merger will qualify for pooling-of-interests accounting treatment.

          (g)  Tax Matters. BCG and CSBI shall have received a written opinion
               -----------
of counsel from Troutman Sanders LLP in form reasonably satisfactory to each of them (the "Tax Opinion"), to the effect that for federal income tax purposes (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, (ii) the exchange in the Merger of BCG Common Stock for CSBI Common Stock will not give rise to gain or loss to the stockholders of BCG with respect to such exchange (except to the extent of any cash received), and (iii) neither BCG nor CSBI will recognize gain or loss as a consequence of the Merger except for income and deferred gain recognized pursuant to Treasury regulations issued under Section 1502 of the Internal Revenue Code. In rendering such Tax Opinion, Troutman Sanders LLP shall be entitled to rely upon representations of officers of BCG and CSBI reasonably satisfactory in form and substance to such counsel.

   9.2 Conditions to Obligations of CSBI. The obligations of CSBI to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by CSBI pursuant to Section 11.6(a) of this Agreement:

          (a)  Representations and Warranties.  The representations and
               ------------------------------
warranties of BCG set forth or referred to in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date), except (i) as expressly contemplated by this Agreement, or (ii) for representations and warranties the inaccuracies of which relate to matters that are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on BCG.

          (b)  Performance of Agreements and Covenants.  Each and all of the
               ---------------------------------------
agreements and covenants of BCG to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

          (c)  Certificates. BCG shall have delivered to CSBI (i) a certificate,
               ------------
dated as of the Effective Time and signed on its behalf by its Chief Executive Officer and its Chief Financial Officer, to the effect that the conditions of its obligations set forth in Section 9.2(a) and 9.2(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by BCG Board of Directors and shareholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as CSBI and its counsel shall request.

          (d)  Opinion of Counsel.  CSBI shall have received an opinion of
               ------------------
Kilpatrick Stockton LLP, counsel to BCG, dated as of the Closing, in form reasonably satisfactory to CSBI, as to the matters set forth in Exhibit 2 hereto.

          (e)  Accountant's Letters. CSBI shall have received from Porter Keadle
               --------------------
Moore, LLP letters dated not more than five (5) days prior to (i) the date of the Proxy Statement and (ii) the Effective Time, with respect to certain financial information regarding BCG, in form and substance reasonably satisfactory to CSBI, which letters shall be based upon customary specified procedures undertaken by such firm.

          (f)  Affiliates Agreements. CSBI shall have received from each
               ---------------------
affiliate of BCG the affiliates' letters referred to in Section 8.11 hereof, to the extent necessary to assure in the reasonable judgment of CSBI that the transaction contemplated hereby will qualify for pooling-of-interests accounting treatment.

          (g)  Due Diligence Investigation.  On or before June 30, 1997, CSBI
               ---------------------------
shall have completed a due diligence investigation in regard to BCG and shall have resolved to its sole satisfaction any issues which arise in the course of such investigation.

   9.3 Conditions to Obligations of BCG. The obligations of BCG to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by BCG pursuant to Section 11.6(b) of this Agreement:

         (a)   Representations and Warranties.  The representations and
               ------------------------------
warranties of CSBI set forth or referred to in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date), except (i) as expressly contemplated by this Agreement, or (ii) for representations and warranties the inaccuracies of which relate to matters that are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CSBI.

          (b)  Performance of Agreements and Covenants.  Each and all of the
               ---------------------------------------
agreements and covenants of CSBI to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

          (c)  Certificates. CSBI shall have delivered to BCG (i) a certificate,
               ------------
dated as of the Effective Time and signed on its behalf by its Chief Executive Officer and its Chief Financial Officer, to the effect that the conditions of its obligations set forth in Section 9.3(a) and 9.3(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by CSBI Board of Directors evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transaction contemplated hereby, all in such reasonable detail as BCG and its counsel shall request.

          (d)  Opinion of Counsel.  BCG shall have received an opinion of
               ------------------
Troutman Sanders LLP, counsel to CSBI, dated as of the Effective Time, in form reasonably satisfactory to BCG, as to matters set forth in Exhibit 3 hereto.

          (e)  Due Diligence Investigation. On or before June 30, 1997, BCG
               ---------------------------
shall have completed a due diligence investigation in regard to CSBI and shall have resolved to its sole satisfaction any issues which arise in the course of such investigation.

          (f)  Accountant's Letters. BCG shall have received from KPMG Peat
               --------------------
Marwick letters dated not more than five (5) days prior to (i) the date of the Proxy Statement and (ii) the Effective Time, with respect to certain financial information regarding CSBI, in form and substance reasonably satisfactory to BCG, which letters shall be based upon customary specified procedures undertaken by such firm.

                                  ARTICLE 10
                                  TERMINATION

   10.1 Termination. Notwithstanding any other provision of this Agreement, and notwithstanding the approval of this Agreement by the shareholders of BCG, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

          (a) By mutual consent of the Board of Directors of CSBI and the Board of Directors of BCG; or

          (b) By the Board of Directors of either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event of a breach by the other Party of any representation or warranty contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such breach and which breach would provide the non-breaching party the ability to refuse to consummate the Merger under the standard set forth in Section 9.2(a) of this Agreement in the case of CSBI and Section 9.3(a) of this Agreement in the case of BCG; or

          (c) By the Board of Directors of either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event
(i) any Consent of any Regulatory Authority required for consummation of the Merger shall have been denied by final nonappealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal, or (ii) the shareholders of BCG fail to vote their approval of this Agreement and the transaction contemplated hereby as required by the GBCC at the Shareholders' Meeting where the transaction was presented to such shareholders for approval and voted upon; or

          (d) By the Board of Directors of either Party in the event that the Merger shall not have been consummated by December 31, 1997, but only if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any breach of this Agreement by the Party electing to terminate pursuant to this
Section 10.1(d); or

          (e) By the Board of Directors of either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event that any of the conditions precedent to the obligations of such Party to consummate the Merger cannot be satisfied or fulfilled by the date specified in
Section 10.1(d) of this Agreement; or

          (f) By CSBI in the event that the Board of Directors of BCG shall have failed to reaffirm, following a written request by CSBI for such reaffirmation after BCG shall have received any inquiry or proposal with respect to an Acquisition Proposal, its approval of the Merger (to the exclusion of any other Acquisition Proposal), or shall have resolved not to reaffirm the Merger.

   10.2 Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 10.1 of this Agreement, this Agreement shall become void and have no effect, except that (i) the provisions of this
Section 10.2 and Article 11 and Section 8.5(b) of this Agreement shall survive any such termination and abandonment, and (ii) a termination pursuant to Sections 10.1(b) or 10.1(e) of this Agreement shall not relieve the breaching Party from Liability for an uncured willful breach of a representation, warranty, covenant, or agreement giving rise to such termination.

   10.3 Non-Survival of Representations and Covenants. The respective representations, warranties, obligations, covenants, and agreements of the Parties shall not survive the Effective Time except for this Section 10.3 and Articles 2, 3, 4, and 11 and Section 8.11 of this Agreement.

                                  ARTICLE 11
                                 MISCELLANEOUS

   11.1 Definitions. Except as otherwise provided herein, the capitalized terms set forth below (in their singular and plural forms as applicable) shall have the following meanings:

          "ACQUISITION PROPOSAL" with respect to a Party shall mean any tender offer or exchange offer or any proposal for a merger, acquisition of all of the stock or Assets of, or other business combination involving such Party or any of its Subsidiaries or the acquisition of a substantial equity interest in, or a substantial portion of the Assets of, such Party or any of its Subsidiaries.

          "AFFILIATE" of a Person shall mean: (i) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person or (ii) any officer, director, partner, employee, or direct or indirect beneficial owner of any 10% or greater equity or voting interest of such Person.

          "AGREEMENT" shall mean this Agreement and Plan of Merger, including the Exhibits delivered pursuant hereto and incorporated herein by reference.

          "ASSETS" of a Person shall mean all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

          "BCG BANKS" shall have the meaning set forth on page 1 of this Agreement.

          "BCG BENEFIT PLANS" shall have the meaning set forth in Section 5.15 of this Agreement.

          "BCG COMMON STOCK" shall mean the $1.00 par value common stock of BCG.

          "BCG FINANCIAL STATEMENTS" shall mean (i) the consolidated balance sheets (including related notes and schedules, if any) of BCG as of March 31, 1997 and as of December 31, 1996 and 1995, and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for the three months ended March 31, 1997, and for each of the four fiscal years ended December 31, 1996, 1995, 1994, 1993, as filed by BCG in SEC Documents, and (ii) the consolidated balance sheets of BCG (including related notes and schedules, if any) and related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) included in SEC Documents filed with respect to periods ended subsequent to March 31, 1997, with related prior year comparable financial statements.

          "BCG STOCK PLAN" shall mean the existing stock option and other stock-based compensation plans of BCG.

          "BHC ACT" shall mean the federal Bank Holding Company Act of 1956, as amended.

          "CSBI COMMON STOCK" shall mean the $1.00 par value common stock of CSBI.

          "CSBI COMPANIES" shall mean, collectively, CSBI and all CSBI Subsidiaries.

          "CSBI FINANCIAL STATEMENTS" shall mean (i) the consolidated statements of condition (including related notes and schedules, if any) of CSBI as of March 31, 1997, and as of December 31, 1996 and 1995, and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for the three months ended Mach 31, 1997, and for each of the four years ended December 31, 1996, 1995, 1994, 1993, as filed by CSBI in SEC Documents and (ii) the consolidated statements of condition of CSBI (including related notes and schedules, if any) and related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) included in SEC Documents filed with respect to periods ended subsequent to March 31, 1997.

          "CSBI SUBSIDIARIES" shall mean the Subsidiaries of CSBI.

          "CLOSING" shall mean the closing of the transaction contemplated hereby, as described in Section 1.2 of this Agreement.

          "CONSENT" shall mean any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

          "CONTRACT" shall mean any written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, obligation, plan, practice, restriction, understanding or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets or business.

          "DEFAULT" shall mean (i) any breach or violation of or default under any Contract, Order or Permit, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of or default under any Contract, Order or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right to terminate or revoke, change the current terms of, or renegotiate, or to accelerate, increase, or impose any Liability under, any Contract, Order or Permit.

          "EFFECTIVE TIME" shall mean the date and time at which the Articles of Merger reflecting the Merger shall become effective with the Secretary of State of the State of Georgia.

          "ENVIRONMENTAL LAWS" shall mean all Laws which are administered, interpreted or enforced by the United States Environmental Protection Agency and state and local agencies with jurisdiction over pollution or protection of the environment.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

          "ERISA AFFILIATE" shall have the meaning provided in Section 5.15 of this Agreement.

          "ERISA PLAN" shall have the meaning provided in Section 5.15 of this Agreement.

          "EXHIBITS" 1 through 3, inclusive, shall mean the Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof, and may be referred to in this Agreement and any other related instrument or document without being attached hereto.

          "GAAP" shall mean generally accepted accounting principles, consistently applied during the periods involved.

          "GBCC" shall mean the Georgia Business Corporation Code.

          "GEORGIA ARTICLES OF MERGER" shall mean the Articles of Merger to be executed by CSBI and BCG and filed with the Secretary of State of the State of Georgia relating to the Merger as contemplated by Section 1.1 of this Agreement.

          "HAZARDOUS MATERIAL" shall mean any pollutant, contaminant, or hazardous substance within the meaning of the Comprehensive Environment Response, Compensation, and Liability Act, 42 U.S.C. '' 9601 et seq., or any similar federal, state or local Law.

          "IRS" shall mean the Internal Revenue Service.

          "INTERNAL REVENUE CODE" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

          "KNOWLEDGE" as used with respect to a Person shall mean the knowledge after due inquiry of the Chairman, President, Chief Financial Officer, Chief Accounting Officer, Chief Credit Officer, any Senior or Executive Vice President of such Person or with respect to BCG, Richard R. Cheatham, Esquire and F. Sheffield Hale, Esquire, and with respect to CSBI, Thomas O. Powell, Esquire.

          "LAW" shall mean any code, law, ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities or business, including, without limitation, those promulgated, interpreted or enforced by any of the Regulatory Authorities.

          "LIABILITY" shall mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including, without limitation, costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

          "LIEN" shall mean any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or property interest, other than (i) Liens for current property Taxes not yet due and payable, (ii) for depository institution Subsidiaries of a Party, pledges to secure deposits and other Liens incurred in the ordinary course of the banking business, and (iii) Liens which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on a Party.

          "LITIGATION" shall mean any action, arbitration, cause of action, claim, complaint, criminal prosecution, demand letter, governmental or other examination or investigation, hearing, inquiry, administrative or other proceeding, or notice (written or oral) by any Person alleging potential Liability or requesting information relating to or affecting a Party, its business, its Assets (including, without limitation, Contracts related to it), or the transactions contemplated by this Agreement, but shall not include regular, periodic examinations of depository institutions and their Affiliates by Regulatory Authorities.

          "LOAN PROPERTY" shall mean any property owned by the Party in question or by any of its Subsidiaries or in which such Party or Subsidiary holds a security interest, and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

          "MATERIAL" for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

          "MATERIAL ADVERSE EFFECT" on a Party shall mean an event, change or occurrence which has a material adverse impact on (i) the financial position, business, or results of operations of such Party and its Subsidiaries, taken as a whole, or (ii) the ability of such Party to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that "material adverse impact" shall not be deemed to include the impact of (x) changes in banking and similar Laws of general applicability or interpretations thereof by courts or governmental authorities and (y) changes in GAAP or regulatory accounting principles generally applicable to Banks and their holding companies.

          "MERGER" shall mean the merger of BCG with and into CSBI referred to in Section 1.1 of this Agreement.

          "MERGER CONSIDERATION" shall mean the aggregate consideration to be received for all of the shares of BCG Common Stock.

          "NASD" shall mean the National Association of Securities Dealers, Inc.

          "NASDAQ" shall mean the National Association of Securities Dealers Automated Quotations System.

          "1933 ACT" shall mean the Securities Act of 1933, as amended.

          "1934 ACT" shall mean the Securities Exchange Act of 1934, as amended.

          "ORDER" shall mean any administrative decision or award, decree, injunction, judgment, order, quasi judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency or Regulatory Authority.

          "PARTICIPATION FACILITY" shall mean any facility or property in which the Party in question or any of its Subsidiaries participates in the management (including any property or facility held in a joint venture) and, where required by the context, said term means the owner or operator of such facility or property, but only with respect to such facility or property.

          "PARTY" shall mean either BCG or CSBI, and "Parties" shall mean BCG and CSBI.

          "PERMIT" shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its capital stock, Assets, Liabilities, or business.

          "PERSON" shall mean a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

          "PREVIOUSLY DISCLOSED" shall mean information delivered in writing prior to the date of this Agreement in the manner and to the Party or counsel or both described in Section 11.8 of this Agreement and entitled "Previously Disclosed Information Delivered Pursuant to the Agreement and Plan of Merger" describing in reasonable detail the matters contained therein or identifying the information disclosed, provided that in the case of Subsidiaries acquired after the date of this Agreement, such information may be so delivered by the acquiring Party to the other Party prior to the date of such acquisition.

          "PROXY STATEMENT" shall mean the proxy statement used by BCG to solicit the approval of its shareholders of the transactions contemplated by this Agreement and shall include the prospectus of CSBI relating to shares of CSBI Common Stock to be issued to the shareholders of BCG.

          "REGISTRATION STATEMENT" shall mean the Registration Statement on Form S-4, or other appropriate form, filed with the SEC by CSBI under the 1933 Act in connection with the transactions contemplated by this Agreement.

          "REGULATORY AUTHORITIES" shall mean, collectively, the Federal Trade Commission, the United States Department of Justice, the Board of the Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, all state regulatory agencies having jurisdiction over the Parties and their respective Subsidiaries, the NASD, and the SEC.

          "SEC" shall mean the United States Securities and Exchange Commission.

          "SEC DOCUMENTS" shall mean all reports and registration statements filed, or required to be filed, by a Party or any of its Subsidiaries with any Regulatory Authority pursuant to the Securities Laws.

          "SECURITIES LAWS" shall mean the 1933 Act, the 1934 Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder.

          "SHAREHOLDERS' MEETING" shall mean the meeting of the shareholders of BCG to be held pursuant to Section 8.1 of this Agreement, including any adjournment or adjournments thereof.

          "SUBSIDIARIES" shall mean all those corporations, Banks, associations, or other entities of which the entity in question owns or controls 5% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 5% or more of the outstanding equity securities is owned directly or indirectly by its parent; provided, however, there shall not be included any such entity acquired through foreclosure or any such entity the equity securities of which are owned or controlled in a fiduciary capacity.

          "SURVIVING CORPORATION" shall mean CSBI as the surviving corporation resulting from the Merger.

          "TAXES" shall mean any federal, state, county, local, foreign and other taxes, assessments, charges, fares, and impositions, including interest and penalties thereon or with respect thereto.

   11.2   Expenses.

          (a)  General.  Except as otherwise provided in this Section 11.2, each
               -------
of the Parties shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel.

          (b)  Breach by BCG with Subsequent Business Combination.  In addition
               --------------------------------------------------
to the foregoing, if, after the date of this Agreement and within 12 months following

          (i)  any termination of this Agreement

               (1) by CSBI pursuant to Sections 10.1(b), 10.1(e) (but only on the basis of the failure of BCG to satisfy any of the conditions enumerated in Section 9.2, other than Section 9.2(d) or (e)) or 10.1(f) of this Agreement, or

               (2) by either Party pursuant to Section 10.1(c)(ii) (with respect to approval of the shareholders of BCG), or

         (ii) failure to consummate the Merger by reason of any failure of BCG to satisfy the conditions enumerated in Section 9.1(a) (as such section relates to approval of the shareholders of BCG), or Section 9.2, other than Section 9.2(d) or (e), any third-party shall acquire, merge with, combine with, purchase a significant amount of assets of, or engage in any other business combination with, or purchase any equity securities involving an acquisition of fifty-one percent (51%) or more of the voting stock of, BCG, or enter into any binding agreement to do any of the foregoing (collectively, a "Business Combination"), such third-party that is a party to the Business Combination shall pay to CSBI, prior to consummation of the Business Combination the sum of $500,000 in cash which sum represents compensation for CSBI's loss as the result of the transaction contemplated by this Agreement not being consummated. In the event such third-party shall refuse to pay such amounts, the amounts shall be an obligation of BCG and shall be paid by BCG promptly upon notice to BCG by CSBI.

          (c)  Breach by CSBI with Subsequent Business Combination.  In addition
               ---------------------------------------------------
to the foregoing, if, after the date of this Agreement and within 12 months following

          (i) any termination of this Agreement by BCG pursuant to Sections 10.1(b), 10.1(e) (but only on the basis of the failure of CSBI to satisfy any of the conditions enumerated in Section 9.3, other than Section 9.3(d) or (e)) of this Agreement; or

          (ii) failure to consummate the Merger by reason of any failure of CSBI to satisfy the conditions enumerated in Section 9.3, other than Section 9.3(d) or (e),

any third-party shall acquire, merge with, combine with, purchase a significant amount of assets of, or engage in any other business combination with, or purchase any equity securities involving an acquisition of fifty-one percent (51%) or more of the voting stock of, CSBI, or enter into any binding agreement to do any of the foregoing

(collectively, a "Business Combination"), such third-party that is a party to the Business Combination shall pay to BCG, prior to consummation of the Business Combination the sum of $500,000 in cash which sum represents compensation for BCG's loss as the result of the transaction contemplated by this Agreement not being consummated. In the event such third-party shall refuse to pay such amounts, the amounts shall be an obligation of CSBI and shall be paid by CSBI promptly upon notice to CSBI by BCG.

          (d)  Non-Exclusive Remedy for Willful Breach. Nothing contained in
               ---------------------------------------
this Section 11.2 shall constitute or shall be deemed to constitute liquidated damages for the willful breach by a Party of the terms of this Agreement or otherwise limit the rights of the nonbreaching Party.

   11.3 Brokers and Finders. Each Party represents and warrants to the other Party that neither it nor any of its officers, directors, employees, or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers' fees, brokerage fees, commissions, or finders' fees in connection with this Agreement or the transactions contemplated hereby. In the event of a claim by any broker or finder based upon his or its representing or being retained by or allegedly representing or being retained by any Party, such Party agrees to indemnify and hold the other Party harmless of and from any Liability in respect of any such claim.

   11.4 Entire Agreement. Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) constitutes the entire agreement between the Parties with respect to the transaction contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral. Nothing in this Agreement expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

   11.5 Amendments. To the extent permitted by Law, this Agreement may be amended by a subsequent writing signed by each of the Parties upon the approval of the Boards of Directors of each of the Parties; provided, however, that after any such approval by the holders of BCG Common Stock, there shall be made no amendment decreasing the consideration to be received by BCG shareholders without the further approval of such shareholders.

   11.6   Waivers.

          (a) Prior to or at the Effective Time, CSBI, acting through its Board of Directors, Chief Executive Officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by BCG, to waive or extend the time for the compliance or fulfillment by BCG of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of CSBI under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of CSBI.

          (b) Prior to or at the Effective Time, BCG, acting through its Board of Directors, Chief Executive Officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by CSBI, to waive or extend the time for the compliance or fulfillment by CSBI of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of BCG under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of BCG.

          (c) The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

   11.7 Assignment. Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

   11.8 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

          CSBI:               Century South Banks, Inc.
                              P. O. Box 3366
                              455 Jesse Jewell Parkway, Suite 301
                              Gainesville, Georgia 30501
                              404/532-5086 - FAX
                              Attn: James A. Faulkner, President


          Copy to Counsel:    Thomas O. Powell, Esquire
                              Troutman Sanders LLP
                              NationsBank Plaza
                              600 Peachtree Street, N.E., Suite 5200
                              Atlanta, Georgia 30308-2216
                              404/885-3900 - FAX

          BCG:                Bank Corporation of Georgia
                              4951 Forsyth Road
                              Macon, Georgia 31203-4099
                              912/757-2023 - FAX
                              Attn: Joseph W. Evans, President

          Copy to Counsel:    Richard R. Cheatham, Esquire
                              Kilpatrick Stockton LLP
                              1100 Peachtree Street, N.E.
                              Atlanta, Georgia 30309
                              404/815-6555 - FAX

   11.9 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Georgia, without regard to any applicable conflicts of Laws.

   11.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

   11.11 Captions. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

   11.12 Enforcement of Agreement. The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

   11.13 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

   11.14 Interpretation of Agreement. The parties hereto acknowledge and agree that each party has participated in the drafting of this Agreement and that this document has been reviewed by the respective counsel for the parties hereto and the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be applied to the interpretation of this Agreement. No inference in favor, or against, any party shall be drawn from the fact that one party has drafted any portion hereof.

   IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf and its corporate seal to be hereunto affixed and attested by officers thereunto as of the day and year first above written.

ATTEST:                                 "CSBI"

                                        CENTURY SOUTH BANKS, INC.

                                        By: /s/ James A. Faulkner
____________________________________       _________________________________
Susan J. Anderson, Secretary               James A. Faulkner, President

               [CORPORATE SEAL]

ATTEST:                                 "BCG"

                                        BANK CORPORATION OF GEORGIA

                                        By: /s/ William H. Anderson, II
____________________________________       _________________________________
________________________, Secretary        William H. Anderson, II, Chairman

               [CORPORATE SEAL]         By: /s/ Joseph W. Evans
                                           _________________________________
                                           Joseph W. Evans, President

                   AMENDMENT TO AGREEMENT AND PLAN OF MERGER

     This Amendment to Agreement and Plan of Merger, dated as of July 11, 1997 (the "Amendment"), by and among Bank Corporation of Georgia ("BCG"), a corporation organized and existing under the laws of the State of Georgia and Century South Banks, Inc. ("CSBI"), a corporation organized and existing under the laws of the State of Georgia:

     WHEREAS, pursuant to the terms of that certain Agreement and Plan of Merger dated as of March 31, 1997 by and between BCG and CSBI (the "Merger Agreement"), BCG will merge with and into CSBI and shares of BCG will be converted into the right to receive shares of common stock of CSBI; and

     WHEREAS, the parties wish to amend the Merger Agreement pursuant to the terms of Section 11.5 thereof.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the parties agree as follows:

     1. The number, one and thirty-three one hundredths (1 and 33/100), used in the second line of Section 3.1(b) and the ninth and eleventh lines of Section 3.6(a) shall be changed to the number, one and thirty-five one hundredths (1 and 35/100) such that the exchange ratio equals one and thirty-five one hundredths (1.35) to one.

     2.   The date reference "June 30, 1997" appearing in the first lines of
Section 9.2(g) and 9.3(e) shall be changed to "July 31, 1997. "

     3. Except as amended hereby, the terms, conditions, covenants, agreements, representations and warranties contained in the Merger Agreement shall remain unaffected hereby and shall continue in full force and effect.

     4. This Amendment may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers as of the date first written above.

                                    "BCG"

ATTEST:                             BANK CORPORATION OF GEORGIA


                                    By: /s/ William H. Anderson, II
----------------------------           ---------------------------------
               , Secretary              William H. Anderson, II, Chairman
----------------
     [CORPORATE SEAL]

                                    By: /s/ Joseph W. Evans
                                       ---------------------------------
                                        Joseph W. Evans, President

                                    "CSBI"

ATTEST:                             CENTURY SOUTH BANKS, INC.


                                    By: /s/ James A. Faulkner
----------------------------           ----------------------------
Susan J. Anderson, Secretary            James A.  Faulkner, President

     [CORPORATE SEAL]

               SECOND AMENDMENT TO AGREEMENT AND PLAN OF MERGER


     This Amendment to Agreement and Plan of Merger, dated as of October 15, 1997 (the "Amendment"), by and between Bank Corporation of Georgia ("BCG"), a corporation organized and existing under the laws of the State of Georgia, and Century South Banks, Inc. ("CSBI"), a corporation organized and existing under the laws of the State of Georgia:

     WHEREAS, pursuant to the terms of that certain Agreement and Plan of Merger dated as of March 31, 1997 by and between BCG and CSBI (the "Merger Agreement"), as amended by that certain Amendment to Agreement and Plan of Merger by and between BCG and CSBI dated July 11, 1997, BCG will merge with and into CSBI and shares of BCG will be converted into the right to receive shares of common stock of CSBI; and

     WHEREAS, the parties wish to amend the Merger Agreement pursuant to the terms of Section 11.5 thereof.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the parties agree as follows:

     1. The fifth sentence of the first paragraph of the Preamble is hereby amended by deleting same and inserting in lieu thereof the following:

     "The transaction described in this Agreement is subject to the approvals of the shareholders of BCG, the shareholders of CSBI, the Board of Governors of the Federal Reserve System and the Department of Banking and Finance of the State of Georgia and the satisfaction of certain other conditions described in this Agreement."

     2. Section 1.3(ii) is hereby amended by deleting same and inserting in lieu thereof the following:

     "(ii) the date on which the respective shareholders of BCG and CSBI, voting separately, shall have approved this Agreement to the extent such approval is required by applicable Law; or"

     3. The third sentence of Section 5.11 is hereby amended by deleting same and inserting in lieu thereof the following:

     "None of the information supplied or to be supplied by either BCG or any of the BCG Banks or any Affiliate thereof for inclusion in the Joint Proxy Statement to be mailed to BCG shareholders and CSBI shareholders in connection with the BCG Shareholders' Meeting and the CSBI Shareholders' Meeting, respectively, and any other documents to be filed by either BCG or any of the BCG Banks or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Joint Proxy Statement, when first mailed to the shareholders of BCG and CSBI, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Joint Proxy Statement or any amendment thereof or supplement thereto, at the time of each of the BCG Shareholders' Meeting and the CSBI Shareholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for either of such shareholders' meetings."

     4. The second sentence of Section 6.2(a) is hereby amended by inserting the following at the end of such sentence:

     "subject to the approval of this Agreement by a majority of the votes cast in person or by proxy by holders of shares of CSBI Common Stock at the CSBI Shareholders' Meeting."

     5. The third sentence of Section 6.2(a) is hereby amended by deleting the first word of such sentence and inserting in lieu thereof the following:

     "Subject to such requisite shareholder approval, this"

     6. The third sentence of Section 6.11 is hereby amended by deleting same and inserting in lieu thereof the following:

     None of the information supplied or to be supplied by any CSBI Companies or any Affiliate thereof for inclusion in the Joint Proxy Statement to be mailed to BCG shareholders and CSBI shareholders in connection with the BCG Shareholders' Meeting and the CSBI Shareholders' Meeting, respectively, and any other documents to be filed by any CSBI Companies or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Joint Proxy Statement, when first mailed to the shareholders of BCG and CSBI, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Joint Proxy Statement or any amendment thereof or supplement thereto, at the time of each of the BCG Shareholders' Meeting and the CSBI Shareholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for either of such shareholders' meetings."

     7. The third sentence of Section 8.1 is hereby amended by deleting same and inserting in lieu thereof the following:

     "Each of CSBI and BCG shall take, in accordance with applicable Law, applicable stock exchange or NASDAQ rules and its respective articles of incorporation and bylaws, all action necessary to convene, respectively, a CSBI Shareholders' Meeting to consider and vote upon the issuance of the shares of CSBI Common Stock to be issued in the Merger pursuant to this Agreement and any other matters required to be approved by CSBI shareholders for consummation of the Merger, and a BCG Shareholders' Meeting to consider and vote upon the approval of this Agreement and any other matters required to be approved by BCG's shareholders for consummation of the Merger, respectively, as promptly as practicable after the Registration Statement is declared effective.

     8. The fourth sentence of Section 8.1 is hereby amended by deleting same and inserting in lieu thereof the following:

     "In connection with the CSBI Shareholders' Meeting and the BCG Shareholders' Meeting, (i) BCG shall assist CSBI in the preparation and filing of the Joint Proxy Statement (which shall be included in the Registration Statement) with the SEC and mail it to BCG's shareholders and CSBI's shareholders, (ii) the Parties shall furnish to each other all information concerning them that they may reasonably request in connection with such Joint Proxy Statement, (iii) the Board of Directors of each of CSBI and BCG shall unanimously recommend (subject in the case of BCG to compliance with their fiduciary duties as advised by counsel) to their respective shareholders the approval of this Agreement, and (iv) the Board of Directors and officers of each of CSBI and BCG shall use their best efforts to obtain such approval of their respective shareholders (subject in the case of BCG to compliance with their fiduciary duties as advised by counsel).

     9. Section 9.1(a) is hereby amended by deleting "BCG" and inserting in lieu thereof the following:

     "each of BCG and CSBI"

     10. Section 9.3(c) is hereby amended by deleting "CSBI Board of Directors" and inserting "CSBI's Board of Directors and CSBI's shareholders" in lieu thereof.

     11. Sections 9.2(e) and 9.3(f) are hereby amended by deleting all references to "Proxy Statement" in such sections and inserting "Joint Proxy Statement" in lieu thereof.

     12. Section 10.1(c) is hereby amended by deleting same and inserting in lieu thereof the following:

     "By the Board of Directors of either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event (i) any Consent of any Regulatory Authority required for consummation of the Merger shall have been denied by final nonappealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal, (ii) the shareholders of BCG fail to vote their approval of this Agreement and the transaction contemplated hereby as required by the GBCC at the BCG Shareholders' Meeting where the transaction was presented to such shareholders for approval and voted upon, or (iii) the shareholders of CSBI fail to vote their approval of this Agreement and the transaction contemplated hereby at the CSBI Shareholders' Meeting where the transaction was presented to such shareholders for approval and voted upon; or"

    13. Section 11.1 is hereby amended by deleting " 'PROXY STATEMENT' shall mean the proxy statement used by BCG to solicit the approval of its shareholders of the transactions contemplated by this Agreement and shall include the prospectus of CSBI relating to shares of CSBI Common Stock to be issued to the shareholders of BCG."

    14. Section 11.1 is hereby amended by inserting the following between the definitions of "Internal Revenue Code" and "Knowledge":

     " 'JOINT PROXY STATEMENT' shall mean the joint proxy statement used by BCG and CSBI to solicit the approval of their respective shareholders of the transactions contemplated by this Agreement and shall include the prospectus of CSBI relating to shares of CSBI Common Stock to be issued to the shareholders of BCG."

    15. Section 11.1 is hereby amended by deleting " 'SHAREHOLDER'S MEETING' shall mean the meeting of the shareholders of BCG to be held pursuant to Section
8.1 of this Agreement, including any adjournment or adjournments thereof."

    16. Section 11.1 is hereby amended by inserting the following between the definitions of "BCG Financial Statements" and "BCG Stock Plan":

    " 'BCG SHAREHOLDERS' MEETING' shall mean the meeting of the shareholders of BCG to be held pursuant to Section 8.1 of this Agreement, including any adjournment or adjournments thereof."

    17. Section 11.1 is hereby amended by inserting the following between the definitions of "CSBI Financial Statements" and "CSBI Subsidiaries":

    " 'CSBI SHAREHOLDERS' MEETING' shall mean the meeting of the shareholders of CSBI to be held pursuant to Section 8.1 of this Agreement, including any adjournment or adjournments thereof."

    18. Section 11.2(c) is hereby amended by deleting Sections 11.2(c)(i) and 11.2(c)(ii) and inserting in lieu thereof the following:

    "    (i)   any termination of this Agreement

               (1) by BCG pursuant to Sections 10.1(b), 10.1(e) (but only on the basis of the failure of CSBI to satisfy any of the conditions enumerated in
     Section 9.3, other than Section 9.3(d) or (e)) of this Agreement, or

               (2) by either Party pursuant to Section 10.1(c)(iii) (with respect to approval of the shareholders of CSBI), or

         (ii) failure to consummate the Merger by reason of any failure of CSBI to satisfy the conditions enumerated in Section 9.1(a) (as such section relates to approval of the shareholders of CSBI), or Section 9.3, other than Section 9.3(d) or (e),"

     19. Except as amended hereby, the terms, conditions, covenants, agreements, representations and warranties contained in the Merger Agreement shall remain unaffected hereby and shall continue in full force and effect.

     20. This Amendment may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers as of the date first written above.

                                    "BCG"

ATTEST:                             BANK CORPORATION OF GEORGIA


                                    By: /s/ William H. Anderson, II
--------------------------------        ---------------------------------------
Jerry Daniel, Secretary                 William H. Anderson, II, Chairman

     [CORPORATE SEAL]

                                    By: /s/ Joseph W. Evans
                                        ---------------------------------------
                                        Joseph W. Evans, President



                                    "CSBI"

ATTEST:                             CENTURY SOUTH BANKS, INC.


                                    By: /s/ James A. Faulkner
--------------------------------        --------------------------------------
Susan J.  Anderson, Secretary           James A. Faulkner, President

     [CORPORATE SEAL]